UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2007

Commission File Number: 0-31297

SHALLBETTER INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(state or other jurisdiction of incorporation or organization)

2500 Kalakaua Avenue, #301, Honolulu, Hawaii 96815
(Address of principal executive offices)

604-999-2189
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 - Unregistered Sale of Equity Securities

On December 18, 2006, Shallbetter Industries, Inc. (the “Company”) entered into a subscription agreement (the “Agreement”) with a non-U.S. person pursuant to which the Company issued 1,600,000 common shares of the Company, priced at $0.50 each. The shares were issued as conversion of a debt owed by the Company. The holder of the debt, who is a Director of the Company, has agreed to accept the shares as full satisfaction of amounts owed to him, which is valued at $800,000.

In addition, on December 18, 2006, the Company issued 70,000 common shares to a Consultant for compensation for services and 270,000 common shares to convert a debt owing in the amount of $135,000.

The Company claims an exemption from the registration afforded by Regulation S of the Act (“Regulation S”) for the above issuance since the issuance was made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the Company, a distributor, any their respective affiliates, or any person acting on behalf of any of the foregoing.

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Previous independent registered public accounting firm

	(i)	On January 11, 2007, Clancy and Co., P.L.L.C. (“Clancy and Co.”), resigned as the independent registered public accounting firm for Shallbetter Industries, Inc. (the “Company”).

(ii)

The reports of Clancy and Co. on the Company’s consolidated financial statements as of and for the years ended September 30, 2004 and September 30, 2005 contained no adverse opinion or disclaimer of opinion, other than a going concern opinion for both 2004 and 2005, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

	(iii)	The Company’s Board of Directors did not participate in or approve the resignation of its independent registered public accounting firm.

(iv)

During the years ended September 30, 2004 and September 30, 2005 and through January 11, 2007, there have been no disagreements with Clancy and Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Clancy and Co. would have caused it to make reference thereto in connection with its report on the financial statements for such years.

(b)	New independent registered public accounting firm

(1)

On January 12, 2007, the Company engaged Jorgensen & Co. as its new independent registered public accounting firm. During the two most recent fiscal years and through January 12, 2007, the Company has not consulted with Jorgensen & Co. regarding any of the following:

(i)	The application of accounting principles to a specific transaction, either completed or proposed;

(ii)

The type of audit opinion that might be rendered on the Company’s consolidated financial statements, and none of the following was provided to the Company: (a) a written report, or (b) oral advice that Jorgensen & Co. concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue; or

(iii)	Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-B.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 18, 2006, the Board of Directors of Shallbetter Industries, Inc. (the “Company”) voted for and removed Anthony Chow as President, Chief Executive Officer and from any other position that he held with the Company.

Also on December 18, 2006 the Board appointed Bruce Pridmore to serve as President, Chief Executive Officer and Chief Operating Officer of the Company.

Bruce Pridmore has spent 30 years in the business of both technology start-ups and the resource sector. Currently, he is the Managing Partner of London Asia Canada Capital. From 1992 to 2005 Mr. Pridmore worked for the National Research Council for Canada as the Executive Director for Pacific Asia.
Mr. Pridmore does not currently hold a directorship on another reporting company. There are no family relationships between Mr. Pridmore and any of the other directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

16.1	Letter from Clancy and Co., P.L.L.C. to the Securities and Exchange Commission dated January 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2007	SHALLBETTER INDUSTRIES, INC.
(Registrant)

By: /s/ Bruce Pridmore
President and Chief Executive Officer